EXHIBIT 23.1
CONSENT OF EXPERTS




                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant

                                                  330 E. Warm Springs
                                                 Las Vegas, NV  89119
                                                         702.527.1984
                                                   702.362.0540 (fax)


To Whom It May Concern:

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which grants an aggregate of 400,000 Shares of Common stock of Muller Media, Inc., formerly called Business Translation Services, under a certain "Consulting Agreements" with Robert Horowitz, Esq., T. J. Jesky and Arthur W. Skagen and to the incorporation by reference therein of our report dated February 21, 2001, April 25, 2001, July 18, 2001 and October 18, 2001, with respect to the consolidated financial statements of the Company included in its annual report and the quarterly reports filed with the Securities and Exchange Commission.


/s/ G. Brad Beckstead
-------------------------
G. Brad Beckstead, CPA

March 20, 2002